			Corporate	Finance	Exhibit 10.20 Manual

TITLE:	Corporate Aircraft Time-Share Policy		FIN NUMBER:	(SC)FIN463-08
			REVISION:	Rev B

EFFECTIVE DATE:	May 26, 2008	FY09– PD01	SUPERSEDES:	Rev A – July 21, 2006

1.0	PURPOSE:

1.1	This document establishes procedures to be followed when using the Corporate Aircraft Time-Share or CATS.

2.0	SCOPE & RESPONSIBILITY:

2.1	This procedure applies to any National employees and non-National personnel that utilize CATS.

2.2	The Chief Financial Officer is responsible for adherence to this procedure.
2.3	The Corporate Controller is responsible for maintenance and revision to this procedure.

3.0	APPLICABLE DOCUMENTS:

3.1	Federal Tax Regulations 1.61-21

4.0	DEFINITIONS:

4.1

Corporate Aircraft Time-Share or CATS -- National owns a portion of a jet(s) that allots National hours to be used on said aircraft, which is managed and housed by the Provider of the Aircraft Time-Share.

4.2	Provider of Aircraft Time-Share – The company that manages and houses the Aircraft Time-Share.

5.0	PROCEDURE-GUIDELINES:

5.1	Employees and non-National personnel traveling on CATS on corporate or personal business are subject to any specific regulations regarding the use of Company property currently in force.

5.2	Requests for use of CATS can only be made by the respective executive managers listed in

Attachment I. The executive managers listed in Attachment I may change from time to time upon approval of the Chief Financial Officer.

5.2.1	If a requested trip does not include at least one of the executive managers listed on Attachment I, then both the Chief Financial Officer and the Chief Executive Officer must approve the trip.

Confidential - National Semiconductor Property	Page 1 of 4

Nll/Plane/FINO805

			Corporate	Finance	Exhibit 10.20 Manual

TITLE:	Corporate Aircraft Time-Share Policy		FIN NUMBER:	(SC)FIN463-08
			REVISION:	Rev B

EFFECTIVE DATE:	May 26, 2008	FY09– PD01	SUPERSEDES:	Rev A – July 21, 2006

5.3	The priority for use of CATS is established as follows:
•	Operational Need
•	Customer Trips
•	Mission in support of Senior Officer Activity

5.4	Both the Chief Financial Officer and Chief Executive Officer must approve personal use of CATS. The procedure for personal use is detailed in section 6.0 below.

5.5	Guidelines to be followed for the number of National employees who are traveling together are detailed in Travel Operating Procedure 350-11.

6.0	PROCEDURE – Personal Use:

6.1	Booking the use of CATS

6.1.1	Requests for the personal use of CATS can only be made by one of the executive managers listed on Attachment I.

6.2	Personal Use of CATS

6.2.1	Both the Chief Financial Officer and Chief Executive Officer must approve personal use of CATS.

6.2.1.1	Personal travel on a scheduled CATS business trip requires advanced approval from the lead passenger on the flight segment(s) requested. – See 6.3 below for possible tax implications

6.2.2	The personal use of CATS is limited to 20% of the total available hours during a given year.

6.2.2.1

The yearly allotment of personal travel hours will coincide with the annual hourly adjustment period of National’s longest aircraft timeshare share agreement - March 01st through Feb 28th or 29th. Actual number of available hours for personal use may vary year over year, as hours needed for business use may be borrowed or carried-over from one year to the next. The Manager of Travel Services will provide the Chief Financial Officer and Corporate Controller quarterly usage and availability updates.

6.2.2.2

All business usage has priority over personal use and if the rate of business use exceeds or is expected to equal or exceed the available hours, then no personal use will be allowed from that point forward until such time that usage patterns change. The Chief Financial Officer has the authority to cancel or deny requests for personal use.

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Nll/Plane/FINO805

			Corporate	Finance	Exhibit 10.20 Manual

TITLE:	Corporate Aircraft Time-Share Policy		FIN NUMBER:	(SC)FIN463-08
			REVISION:	Rev B

EFFECTIVE DATE:	May 26, 2008	FY09– PD01	SUPERSEDES:	Rev A – July 21, 2006

6.2.3

For all flights that are deemed personal, including determinable segments of a trip determined to be personal, the Provider of the Aircraft Time-Share shall bill the employee directly for the costs associated with the personal travel. The employee shall be responsible for paying the Provider of the Aircraft Time-Share directly.

6.3	Personal Guests

6.3.1

On flights that are deemed business, if the flight is occupied 50% or more by business travelers, an employee can be accompanied by a spouse, dependent child(ren) and parents in unused available seats and no taxable income will be charged to the employee. If a guest on such a trip is not a spouse, dependent or parent of the employee, the value of the guest’s flight will be included in the employee’s income in accordance with applicable IRS guidelines. In either case, neither the employee nor the guest is required to pay the Provider of the Aircraft Time-Share for any costs.

6.3.2

On flights that are deemed business, if the flight is occupied less than 50% by business travelers, guests may accompany the employee. The value of the guest’s flight will be included in the employee’s income in accordance with applicable IRS guidelines. In this case, neither the employee nor the guest is required to pay the Provider of the Aircraft Time-Share for any costs.

6.3.3

Guests may accompany employees on trips that contain both business and personal flight segments. The treatment of guests on the business flight segments shall be handled in accordance with the provisions of sections 6.3.1 and 6.3.2 above. For the personal flight segment, the value of the guest’s trip is not included in the employee’s income and the employee is responsible for paying the Provider of the Aircraft Time-Shares for any costs, as provided by section 6.2.3 above.

6.3.4	The manager of Travel Services will provide information on activity involving personal use and guests on a calendar quarter basis to the Payroll and Tax departments.

6.3.5

The Tax department will use the prevailing IRS formula to determine any income that is imputed to the employee. The Payroll department will include the imputed income in the employee’s W-2 for the calendar year in which the trip giving rise to the income was taken.

6.4	Exceptions

Any exception to this policy or any specific situation that is not clearly covered within this policy must be documented and approved by both the Chief Financial Officer and Chief Executive Officer.

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Nll/Plane/FINO805

			Corporate	Finance	Exhibit 10.20 Manual

TITLE:	Corporate Aircraft Time-Share Policy		FIN NUMBER:	(SC)FIN463-08
			REVISION:	Rev B

EFFECTIVE DATE:	May 26, 2008	FY09– PD01	SUPERSEDES:	Rev A – July 21, 2006

Attachment 1

Executive Managers authorized to approve time-share use as of May 23, 2008:

Brian Halla

Don Macleod

Lewis Chew

Todd DuChene

Ed Sweeney

Detlev Kunz

CS Liu

Michael Noonen

Suneil Parulekar

Ulrich Seif

Mohan Yegnashankaran

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Nll/Plane/FINO805